Grant Thornton LLP
Accountants and Management Consultants
Member of Grant Thornton International







May 17, 2005


U.S. Securities and Exchange Commission Office of the Chief Accountant 450 Fifth Street, NW
Washington, DC 20549

Re:    University Bancorp, Inc.
       File No. 0-16023



Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of University Bancorp, Inc. dated May 16, 2005, and agree with the statements concerning our Firm contained therein.


Very truly yours,

/S/ GRANT THORNTON LLP




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